SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549


                        ---------------------------


                       POST-EFFECTIVE AMENDMENT NO. 1
                                     ON
                                  FORM S-8

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                           QUADRAMED CORPORATION
-------------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

                                  DELAWARE
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       (State or Other Jurisdiction of Incorporation or Organization)

                                 68-0316252
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                    (I.R.S. Employer Identification No.)

                22 PELICAN WAY, SAN RAFAEL, CALIFORNIA 94901
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            (Address of Principal Executive Offices) (Zip Code)

              QUADRAMED CORPORATION 1996 STOCK INCENTIVE PLAN
       MEDICUS SYSTEMS CORPORATION 1994 DIRECTORS' STOCK OPTION PLAN
           MEDICUS SYSTEMS CORPORATION 1995 RCM STOCK OPTION PLAN
   MEDICUS SYSTEMS CORPORATION 1996 C.E.O. REPLACEMENT STOCK OPTION PLAN MEDICUS SYSTEMS CORPORATION 1996 C.E.O. SPECIAL STOCK OPTION CERTIFICATE
 MEDICUS SYSTEMS CORPORATION 1997 EMPLOYEE STOCK OPTION AND RESTRICTED
                                STOCK PLAN
  MEDICUS SYSTEMS CORPORATION (1989/1991/1993/1993 PERFORMANCE, AND 1994)
                  STOCK OPTION AND RESTRICTED STOCK PLAN
       MEDICUS SYSTEMS CORPORATION 1997 DIRECTORS' STOCK OPTION PLAN
-------------------------------------------------------------------------------
                          (Full Title of the Plan)

                              MICHAEL H. LANZA
              EXECUTIVE VICE PRESIDENT AND CORPORATE SECRETARY
                           QUADRAMED CORPORATION
                               22 PELICAN WAY
                        SAN RAFAEL, CALIFORNIA 94901
                               (415) 482-2100
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 Name, Address and Telephone Number, Including Area Code, of Agent For Service

                                  COPY TO:

                              PAUL T. SCHNELL
                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                             FOUR TIMES SQUARE
                       NEW YORK, NEW YORK 10036-6522
-------------------------------------------------------------------------------


         This post-effective amendment no. 1 covers the 222,458 shares of common stock, par value $0.01 per share (the "Common Stock"), of QuadraMed Corporation (the "Company") originally registered on the Company's Registration Statement on Form S-8 (File No. 333-56171) filed on June 5, 1998. The registration fees in respect of the securities registered hereby were paid at the time of the original filing of the Registration Statement.

                              EXPLANATORY NOTE

         This post-effective amendment no. 1 relates to the previously registered 222,458 shares of Common Stock that were issuable upon the exercise of awards to be granted under various employee benefit plans of entities acquired by the Company. These plans subsequently were rolled into the QuadraMed Corporation 1996 Stock Incentive Plan (the "1996 Plan") and, accordingly, the 222,458 shares of Common Stock are now issuable upon exercise of awards available to be granted under the 1996 Plan. The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

PART II           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The Company hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 filed with the SEC on March 29, 2002;

         (b) The Company's Current Report on Form 8-K filed with the SEC on April 5, 2002; and

         (c) The description of the terms, rights and provisions applicable to the Common Stock contained in the Company's Registration Statement No. 000-21031 on Form 8-A filed with the SEC on July 17, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Section 102 of the Delaware General Corporation Law ("DGCL") as amended allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

         Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the registrant) by reason of the fact that the person is or was a director, officer, agent or employee of the registrant or is or was serving at the corporation's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to an action brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of such action, but not to any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant, unless and only to the extent that the Court of Chancery or the court in which such action was brought determines that such person is fairly and reasonably entitled to indemnity in view of all the circumstances of the case.

         Section 174 of the DGCL provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such action. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

         The Company's Amended and Restated Bylaws provide that the Company shall indemnify its directors and executive officers to the fullest extent permitted by Section 145 of the DGCL. The Company's Amended and Restated Bylaws further provide that such indemnification applies to such persons who are determined by the Company or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the Company, including, without limitation, any plan of the Company governed by the Act of Congress entitled Employee Retirement Income Security Act of 1974, as amended from time to time.

         The Company's Third Amended and Restated Certificate of Incorporation limits the liability of the members of the board of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of a corporation's directors for breach of fiduciary duty, then a director of the Company shall not be liable for any such breach to the fullest extent permitted by the DGCL as so amended.

         The indemnification provisions contained in the Company's Third Amended and Restated Certificate of Incorporation and its Amended and Restated Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the Company maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

         It is the opinion of the SEC that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

         The Company has entered into separate indemnification agreements with each of its directors and executive officers whereby the Company has agreed, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or executive officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7.  Exemption from Registration Claimed

         Not Applicable

Item 8.  Exhibits

Exhibit                                  Description
-------                                  -----------
Number
------

4.1 Subordinated Indenture, dated as of May 1, 1988 between QuadraMed and The Bank of New York (incorporated herein by reference to Exhibit 4.6 of the Registrant's Registration Statement on Form S-3, filed June 2, 1998, Registration No. 333-55775).

4.2 Form of Global Debenture for 5.25% Convertible Subordinated Debenture Due May 1, 2005 (incorporated herein by reference to Exhibit 4.9 of the Registrant's Registration Statement on Form S-3, filed June 2, 1998, Registration No. 333- 55775).

4.3 Form of Certificated Debenture for 5.25% Convertible Subordinated Debenture Due May 1, 2005 (incorporated by reference to Exhibit
            4.10 of the Registrant's Registration Statement on Form S-3, filed June 2, 1998, Registration No. 333-55775).

5.1*        Opinion of Counsel.

23.1*       Consent of Pisenti & Brinker LLP, Independent Public Accountants.

23.2*       Consent of Counsel (included in Exhibit 5.1).

24* Power of Attorney (included on the signature page of this Registration Statement).

* Filed herewith.

Item 9.  Undertakings

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
               Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                            SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Rafael, State of California on this 2nd day of May, 2002.

                                             QUADRAMED CORPORATION


                                             By:  /s/ Lawrence P. English
                                                  ----------------------------
                                                  Lawrence P. English
                                                  Chairman of the Board,
                                                    and Chief Executive Officer


                             POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

         That the undersigned officers and directors of QuadraMed Corporation, a Delaware corporation, do hereby constitute and appoint Lawrence P. English, Mark N. Thomas and Michael H. Lanza, and each one of them, the true and lawful attorneys-in-fact and agents, each with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and to file the same with all exhibits thereto, with the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature           Title                                   Date
          ---------           -----                                   ----


/s/ Lawrence P. English       Chairman of the Board and Chief       May 2, 2002
-------------------------     Execution Officer
Lawrence P. English           (Principal Executive Officer)


/s/ Mark N. Thomas            Chief Financial Officer (Principal    May 2, 2002
-------------------------     Financial and Accounting Officer)
Mark N. Thomas


/s/ Joseph L. Feshbach        Director                              May 2, 2002
-------------------------
Joseph L. Feshbach


/s/ Albert L. Greene          Director                              May 2, 2002
-------------------------
Albert L. Greene


/s/ F. Scott Gross            Director                              May 2, 2002
-------------------------
F. Scott Gross


/s/ Michael J. King           Director                              May 2, 2002
-------------------------
Michael J. King


/s/ E.A. Roskovensky          Director                              May 2, 2002
-------------------------
E.A. Roskovensky


/s/ Cornelius T. Ryan         Director                              May 2, 2002
-------------------------
Cornelius T. Ryan




                             INDEX TO EXHIBITS


Exhibit                               Description
Number                                -----------
------

4.1 Subordinated Indenture, dated as of May 1, 1998 between QuadraMed and The Bank of New York (incorporated herein by reference to Exhibit 4.6 of the Registrant's Registration Statement on
              Form S-3, filed June 2, 1998, Registration No. 333-55775).

4.2 Form of Global Debenture for 5.25% Convertible Subordinated Debenture Due May 1, 2005 (incorporated herein by reference to
              Exhibit 4.9 of the Registrant's Registration Statement on
              Form S-3, filed June 2, 1998, Registration No. 333- 55775).

4.3 Form of Certificated Debenture for 5.25% Convertible Subordinated Debenture Due May 1, 2005 (incorporated by reference to
              Exhibit 4.10 of the Registrant's Registration Statement on
              Form S-3, filed June 2, 1998, Registration No. 333-55775).

5.1*          Opinion of Counsel.

23.1*         Consent of Pisenti & Brinker LLP, Independent Public Accountants.

23.2*         Consent of Counsel (included in Exhibit 5.1).

24* Power of Attorney (included on the signature page of this Registration Statement).

* Filed herewith.



                                                                Exhibit 5.1



                                May 2, 2002



QuadraMed Corporation
22 Pelican Way
San Rafael, California 94901



                   Re: Post-Effective Amendment No. 1 on
                       Form S-8 of QuadraMed Corporation
                       ---------------------------------


Ladies and Gentlemen:


         I am Executive Vice President and Corporate Secretary of QuadraMed Corporation, a Delaware corporation (the "Company"), and have acted as counsel to the Company in connection with the proposed issuance by the Company of up to 222,458 shares (the "Shares") of its common stock, par value $.01 per share (the "Common Stock"), pursuant to the QuadraMed Corporation 1996 Stock Incentive Plan (the "Plan").

         This opinion is delivered in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

         In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of (i) the Company's Post-Effective Amendment No. 1 on Form S-8 relating to the Shares, to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on May 2, 2002 (together with all exhibits thereto the "Amendment No. 1"), (ii) the Third Amended and Restated Certificate of Incorporation of the Company, as currently in effect, (iii) the Amended and Restated By-laws of the Company, as currently in effect, (iv) a specimen certificate representing the Common Stock, (v) the Plan, (vi) the standard form of option agreement entered into between the Company and the employees, directors and officers receiving options under the Plan and (vii) certain resolutions of the Board of Directors of the Company relating to the Plan. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed or to be executed by parties other than the Company, I have assumed that each of such documents constitutes the valid and binding obligation of each party to such documents (other than the Company) enforceable against each such other party in accordance with its terms. As to any facts material to the opinions expressed herein that I have not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others. I have further assumed that each option or award agreement setting forth the terms of each grant of options or award under the Plan is consistent with the Plan and has been or will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for the Shares delivered pursuant to the Plan will be in an amount at least equal to the par value of such applicable Shares. I have also assumed that, upon issuance, the stock certificates representing the Shares will be manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by me.

         I am admitted to the Bar of the State of Connecticut and express no opinion as to any laws other than the General Corporation Law of the State of Delaware.

         Based upon and subject to the foregoing, I am of the opinion that the Shares issuable under the Plan have been duly authorized for issuance by the Company and, when issued and paid for in accordance with the terms and conditions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

         I hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Post-Effective Amendment No. 1. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.


                                               Very truly yours,

                                               /s/ Michael H. Lanza
                                              ---------------------------------
                                                   MICHAEL H. LANZA





                                                               Exhibit 23.1

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


                  As independent public accountants, we hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 of our report dated March 11, 2002, included in QuadraMed Corporation's Form 10-K for the year ended December 31, 2001.


                                              /s/ Piseneti & Brinker LLP
                                              ---------------------------------
                                                  PISENTI & BRINKER LLP

Petaluma, California
April 30, 2002